Exhibit 5.2

910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

October 25, 2019

Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043

Ladies and Gentlemen:

We have acted as counsel to Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to: (a) the Company’s proposed offer and sale, from time to time, pursuant to Rule 415 under the Act, of an indeterminate amount of (i) shares of common stock, no par value, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (iii) senior unsecured debt securities of the Company (the “Senior Debt Securities”); (iv) unsecured subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares (as defined below) and Purchase Contracts (as defined below) (the “Warrants”); (vi) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”); (vii) purchase contracts of the Company with regard to Common Stock, Preferred Stock or other securities of the Company (the “Purchase Contracts”); (viii) purchase units of the Company (the “Purchase Units”), each consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties, or any other securities described in the applicable prospectus supplement or any combination of the foregoing; and (ix) units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares or Purchase Contracts (the “Units”); and (b) the proposed resale of an indeterminate amount of shares of common stock, no par value, of the Company (the “Resale Common Stock”) by selling shareholders of the Company to be identified (i) in the applicable prospectus supplement; (ii) in a post-effective amendment to the Registration Statement; or (iii) in filings the Company may make with the Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference into the Registration Statement. The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Purchase Contracts, Purchase Units and Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

Each series of Senior Debt Securities is to be issued pursuant to an indenture, in the form filed as Exhibit 4.1 to the Registration Statement, to be entered into between the Company and the trustee thereunder (as may be amended or supplemented from time to time, the “Senior Base Indenture”). Each series of Subordinated Debt Securities is to be issued pursuant to an indenture, in the form filed as Exhibit 4.2 to the Registration Statement, to be entered into between the Company and the trustee thereunder (as may be amended or supplemented from time to time, the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”). The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing (each, a “Supplemental Indenture Document”) thereunder establishing the form and terms of such series of Debt Securities.

Helix Energy Solutions Group, Inc.	2	October 25, 2019
In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Articles of Incorporation of the Company and the Second Amended and Restated By-laws of the Company, each as amended to date (together, the “Company Organizational Documents”), (ii) corporate records of the Company, (iii) the Registration Statement, including the prospectus contained therein relating to the Securities, (iv) certificates of public officials and of officers and other representatives of the Company and (v) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for giving the opinion set forth below.

In connection with this opinion, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In connection with this opinion, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof, that such original copies are accurate and complete and that all information submitted to us was accurate and complete.

In connection with this opinion, we also have assumed that:

(i)          the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(ii)         a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)        all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments thereto) and the applicable prospectus supplement;

Helix Energy Solutions Group, Inc.	3	October 25, 2019
(iv)        the Board of Directors of the Company (or, to the extent permitted by applicable law and the Company Organizational Documents, a duly constituted and acting committee thereof) (the “Board”) and the shareholders of the Company will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v)        a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (each, a “Purchase Agreement”);

(vi)        any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii)      all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(viii)       the Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities;

(ix)         in the case of Debt Securities, (a) an indenture substantially in the form of the Senior Base Indenture or the Subordinated Base Indenture, as the case may be, will have been duly authorized, executed and delivered by the Company and the trustee thereunder, and will not include any provision that is unenforceable; (b) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Company and the trustee thereunder, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable; (c) a Supplemental Indenture Document will have been duly executed and delivered by the Company and, as applicable, the trustee thereunder; (d) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and (e) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

Helix Energy Solutions Group, Inc.	4	October 25, 2019
(x)          in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (c) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable; and (d) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xi)          in the case of Depositary Shares, (a) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable deposit agreement (the “Deposit Agreement”) will have been duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company; (c) the terms of such Depositary Shares and of their issuance and sale will have been duly established in conformity with the Deposit Agreement; (d) such Depositary Shares will have been authorized, offered and sold in accordance with the Deposit Agreement; (e) the Preferred Stock underlying such Depositary Shares will have been duly issued and deposited with the depositary; (f) the receipts evidencing such Depositary Shares (“Receipts”) will have been duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement; (g) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable; and (h) the Receipts will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the applicable Deposit Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xii)          in the case of Purchase Contracts, (a) the Board will have taken all necessary corporate action to establish the terms thereof and approve the purchase contract agreement and to authorize the form, terms, execution and delivery of the Purchase Contracts; (b) the Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto; (c) the Common Stock, Preferred Stock or other securities of the Company relating to such Purchase Contracts will have been duly authorized for issuance by the Company; and (d) such Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable;

(xiii)          in the case of Purchase Units, (a) the Board will have taken all necessary corporate action to establish the terms thereof and approve the unit agreement and to authorize the form, terms, execution and delivery of the Purchase Units; (b) the Purchase Units will have been duly executed and delivered by the Company and the other parties thereto; (c) the Purchase Contracts and the other securities or obligations issued by the Company or third parties that are included in such Purchase Units will have been duly authorized for issuance by the Company or by such third parties, as applicable; and (d) such Purchase Units will be governed by New York law and will not include any provision that is unenforceable; and

Helix Energy Solutions Group, Inc.	5	October 25, 2019
(xiv)          in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, and to approve the unit agreement relating thereto; (b) such Units, or certificates representing such Units, if any, and such unit agreement will have been duly executed and delivered by the parties thereto; (c) the actions referred to in paragraphs (i) through (xiii) above, as the case may be, will have been taken with respect to the Securities included in such Units; (d) any agreement or other instrument establishing such Units or defining the rights of the holders of such Units will be governed by New York law and will not contain any provision that is unenforceable; and (e) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units).

On the basis of the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.            The Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Units included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity (iii) public policy and applicable law relating to fiduciary duties and indemnification or (iv) any implied covenants of good faith and fair dealing.

The opinion set forth above is limited in all respects to matters of the contract law of the State of New York, as currently in effect on the date hereof. With respect to all matters of Minnesota law, we note that you are relying on an opinion of Maslon LLP, which opinion is filed as Exhibit 5.1 to the Registration Statement. We express no opinion herein with respect to the matters covered in such opinion, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.